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                                                                   Exhibit 10.29

                                      LEASE

     THIS LEASE, dated as of October 12, 2000 is between PROGRESS ROAD LLC, a Massachusetts corporation with a principal address of 17 Progress Road Billerica, Massachusetts 01821 as lessor ("Landlord") and PRI AUTOMATION, a Massachusetts corporation with a principal address of 805 Middlesex Turnpike Burlington, Massachusetts 01821 as lessee ("Tenant").

                                   ARTICLE ONE
                                    PREMISES

     1.1 DEMISE OF PREMISES: Landlord hereby leases to Tenant, and Tenant hires from Landlord, on the terms and conditions contained in this Lease, certain real property with the buildings and structures thereon located in the town of Billerica, Middlesex County, Massachusetts (as more particularly described in Exhibit "A" attached hereto), commonly known as 17 Progress Road Billerica, Massachusetts, and consisting of: (a) the existing building comprised of approximately 57,000 +/- rentable square feet of space (the "Existing Building"); and, subject to the provisions of Section 3.2 hereof; (b) an expansion/addition on the property of one more building which, once constructed, will consist of approximately 61,543 +/- rentable square feet of space (the "Proposed Building"); the total approximate rentable area of (a) and (b) to equal approximately 118,543 rentable square feet of space; (c) parking rights in the buildings and on the site, which as to the Existing Building and related site areas constitute approximately 126 spaces, and as to the Proposed Building and related site areas shall constitute approximately an additional 103 spaces; the foregoing totaling 229 spaces (the "Parking"); and (d) the land on which the Existing Building and the Proposed Building are sited along with all improvements thereon, hereditaments and appurtenances thereto (the "Property"); all of which (a), (b) (c) and (d) above are collectively referred to herein as the "Premises".

     1.2 LANDLORD'S AND TENANT'S RESPECTIVE BUILD-OUTS OF THE PREMISES: The Landlord and Tenant shall each bear certain initial build-out responsibilities relative to the Premises, as follows:

     A. Landlord's Build-Out: As to the Existing Building and the existing Parking areas and other existing elements on the Property as of the date of execution of this Lease, Landlord bears no responsibility whatsoever to perform any work prior to delivery of the Premises to the Tenant. As to the Proposed Building, proposed Parking areas, and other proposed elements on the Property, the Landlord's responsibility for construction is as set forth on the plans and specifications set forth on Exhibit B hereto (the "Landlord's Build-Out"). Landlord shall perform all such work on Landlord's Build-Out at its sole cost and expense, in accordance with all applicable local, state and federal laws, bylaws, rules and regulations, and in a good and workmanlike manner using materials of good quality.

     Landlord and Tenant each hereby acknowledge that Tenant may make reasonable changes to the Landlord's Build-Out as set forth in Exhibit B, which Landlord shall incorporate in its Landlord's Build-Out, provided: (i) the changes do not materially delay or impede Landlord's ability to procure its permits or make its delivery deadlines hereunder; (ii) the changes do not materially increase the scope or nature of Landlord's work as set forth in Exhibit B hereto; (iii) the changes, to the extent they result in greater cost or expense to Landlord, are paid for by Tenant in a manner to be mutually agreed by Landlord or Tenant at the time the changes are proposed and agreed to by them; (iv) the changes do not materially detract from the quality, appearance, or overall plan for the Proposed Building, or materially increase the size, area, equipment or appearance thereof, as set forth in Exhibit B hereto; and, (v) the changes, to the extent they result in a cost savings to Landlord, will be credited to Tenant in a manner to be mutually agreed by Landlord or Tenant at the time the changes are proposed and agreed to by them. To the extent any proposed changes are not agreed to by Landlord at the time proposed by Tenant, they shall become part of Tenant's Build-Out (if Tenant elects to pursue them) and shall be paid for exclusively by Tenant with no credit or offset of any kind.

     Landlord shall undertake reasonable measures to perform its Landlord's Build-Out in such a manner as minimizes interference with Tenant's use of the Existing Building, existing Parking areas, and other existing elements on the Property; Tenant acknowledging however that it is accepting delivery of the Existing Building, existing Parking areas, and other existing elements on the Property in complete understanding of the significant construction activities which will be taking place prior to the delivery of the Proposed Building (including attendant noise, debris, dust, interruptions and inconveniences which will be occasioned thereby); Tenant hereby waiving any and all defenses or claims (including without limitation claims for interference with peaceful occupation, constructive eviction, etc.) which Tenant may have arising from any such construction activities.

     B. Tenant's Build-Out: Upon Landlord's delivery of the Existing Building and subsequent delivery of the Proposed Building, respectively Tenant shall have the right to enter and commence its own construction thereon, in accord with its own plans and specifications (the "Tenant's Build-Out") submitted to and approved in writing in advance by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord shall not be responsible for any delays in construction on Tenant's Build-Out. Tenant shall perform all such work on Tenant's Build-Out at its sole cost and expense, in accordance with all applicable local, state and federal laws, bylaws, rules and regulations, and in a good and workmanlike manner using materials of good quality. Tenant's Build-Out shall not interfere with Landlord's work on the Proposed Building, and Landlord's construction and site requirements shall take precedence. Notwithstanding the progress or completion of Tenant's Build-Out, Tenant shall be required to make its payments of Fixed Rent and Additional Rent at the times set forth in Article Four of this Lease.

     C. Tenant's Build-Out Allowance: Landlord hereby grants to Tenant an allowance toward its actual work in place pursuant to Tenant's Build-Out, determined and applied as follows (the "Tenant's Build-Out Allowance"):

          (i) Existing Building: Tenant's Build-Out Allowance as to Tenant's Build-Out of its space in the Existing Building shall be calculated on the basis of $ 4.20 per rentable square foot, not to exceed Two Hundred Fifty Thousand ($250,000.00) Dollars.

          (ii) Proposed Building: Tenant's Build-Out Allowance as to Tenant's Build-Out of its space in the Proposed Building shall be calculated on the basis of $ 4.20 per rentable square foot, not to exceed Two Hundred Fifty Thousand ($250,000.00) Dollars.


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          (iii) Advances For Tenant's Build-Out Allowance: Tenant's Build-Out
Allowance shall be advanced to Tenant based on work in place per Requisitions (as defined below), beginning with Tenant's Build-Out Allowance attributable to the Existing Building, then, after delivery of the Proposed Building, toward Tenant's Build-Out Allowance attributable to the Proposed Building. Tenant's Build-Out Allowance will be advanced by Landlord in monthly installments based on a monthly statement of work in place (the "Requisition") agreed to and delivered signed by the Tenant. Payment will be within thirty (30) days of the receipt of each such Requisition. Tenant shall not submit more than one (1) Requisition in any thirty (30) day period. Landlord shall have the right to inspect the Premises to certify that the work for which the credit is claimed is in fact, in place and in suitable condition. Landlord shall amortize the Tenant's Build-Out Allowance over the Term of the Lease, and shall assess interest on any unpaid balance at the annual rate of twelve (12%) percent, compounded, and these sums shall be paid by Tenant during the Term of the Lease (or upon any uncured event of default hereunder or earlier termination of this Lease). Tenant's repayment of the Tenant's Build-Out Allowance (plus interest as aforesaid) shall be in monthly installments with payments due on the first day of each calendar month based upon a statement provided by Landlord (or sooner, upon notice by Landlord and expiration of any cure periods in the event of default by Tenant or earlier termination of this Lease). All such payments shall be Additional Rent under this Lease.

     1.3 ACCEPTANCE OF PREMISES: Tenant acknowledges that it is familiar with the condition of the Existing Building and the Property and is satisfied with the physical condition thereof. Tenant covenants and agrees to accept the Existing Building and Property (a) in their condition and state of repair as of the date hereof, reasonable use and wear excepted, "AS IS", subject only to the provisions of Section 1.3 below; and (b) subject to all laws, ordinance, rules, regulations, order and directives, governing, regulating or in any manner applicable to all or any part of the Premises or any interest therein or any use or occupancy thereof, (the Premises currently being in compliance with the foregoing), and to all liens, encumbrances, easements, rights of way, covenants, conditions, restrictions, servitude, licenses and other matters then of record or otherwise affecting the Premises, none of which shall materially interfere with Tenant's use of the Premises. Tenant's acceptance of possession of the Premises shall be deemed to be Tenant's acknowledgement that it is satisfied in all respects with the condition of the Premises at the time of accepting possession, and Tenant's failure to deliver written objection to Landlord upon delivery as to any conditions thereon shall be deemed a waiver of Tenant's rights to thereafter object to any physical conditions or attributes of the Existing Building and Property. Notwithstanding the foregoing, Landlord shall deliver the existing building systems, including the electrical, HVAC and mechanical systems, in good working condition on the Commencement Date.

     Except as provided in the immediately preceding paragraph, Tenant further acknowledges that no person has made any representation or warranty to Tenant as to the condition of the Premises or their compliance with any such laws, ordinances, rules, regulations, orders, or directives, or their suitability for any use or purpose, other than the following:

     A. HVAC Service In Existing Building: As set forth in Exhibit C hereto.


                                       -3-

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     B. Electrical Service In Existing Building: As set forth in Exhibit D hereto.

     C. General: Landlord represents and warrants that: (i) the Existing Building is free of harmful asbestos or other hazardous materials, and that no current indoor air quality problems currently exist; (ii) Landlord has completed Phase 1 and Phase 2 environmental assessments on the Existing Building and Property within the past three (3) years and has made available such reports to Tenant; (iii) the Existing Building is in compliance with current requirements of the Americans With Disabilities Act (ADA).

                                   ARTICLE TWO
                                 USE OF PREMISES

     2.1 USE OF PREMISES: Tenant may use and occupy the Premises during the Term, as and when the Existing Building and related Property areas and the Proposed Building and related Property areas are each delivered to the Tenant, only for light industrial and ancillary warehouse and general business use, as permitted under the Billerica zoning ordinances and regulations, and for no other use. Except as otherwise provided in this Lease, during the Term hereof, Tenant shall keep the Premises and every part thereof, from the date(s) of delivery thereof to the Tenant, in good repair and condition at its sole cost and expense, reasonable use and wear, damage by casualty and taking by eminent domain excepted; provided however that Tenant shall have no obligation with respect to the Proposed Building and related Property areas until the Proposed Building and related Property areas are delivered by Landlord to Tenant. At the expiration of the Term (or upon the earlier termination of this Lease), Tenant shall surrender the Premises in substantially the same condition and repair as existed at the time Tenant took possession, reasonable wear and tear, damage by casualty and taking by eminent domain excepted.

     2.2 GENERAL PROHIBITIONS: Tenant shall not create, or permit to be created, any public or private nuisance, hazard, waste, or illegal condition on or with respect to the Premises. Tenant shall not conduct its business operations on the Premises unless and until all necessary certificates of occupancy, permits, licenses and consents from all appropriate governmental authorities have been obtained by Tenant and are in full force and effect. Tenant shall immediately remove any and all liens which may be placed on the Premises, voluntarily or involuntarily, by or on account of the Tenant.

     2.3 TENANT'S ENVIRONMENTAL COVENANTS: Tenant warrants and agrees that it will comply with all applicable environmental laws and regulations in connection with its use and occupancy of the Premises.

     Tenant warrants and agrees that it will not store, treat, or dispose of any toxic or hazardous wastes on, above or below the Premises during its leasehold; provided, however, that Tenant may temporarily accumulate waste for off-site disposal if such accumulation is in full compliance with applicable laws and regulations. Notwithstanding the foregoing, Tenant may use ordinary household and office products generally used by consumers in ordinary quantities.

     Tenant's warranties and agreements contained in this Section 2.3 shall survive the expiration or earlier termination of the Lease.


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                                  ARTICLE THREE
                                  TERM OF LEASE

     3.1 TERM OF LEASE: "Term" shall mean the initial term of this Lease and all extensions and renewals thereof. The "Initial Term" of this Lease shall mean the period beginning on the Commencement Date and continuing for a period of ten
(10) years from and after either (a) the Commencement Date or (b) if the Commencement Date is other than the first day of the calendar month, then beginning on the first day of the first calendar month following the Commencement Date (i.e. the "Anniversary Date"), (the incremental portion between the Commencement Date and the Anniversary Date to expand the first Lease Year hereunder).

     3.2 COMMENCEMENT DATE, DELIVERY, AND POSSESSION:

     A. Commencement Date: The "Commencement Date" shall be October 15, 2000.

     B. Delivery Dates: There shall be two separate delivery dates under this Lease, taking into account the Landlord's delivery of the Existing Building and related Property areas at the outset, and subsequent delivery of the Proposed Building and related Property areas:

          (i) Landlord shall deliver the Existing Building and Property to the Tenant for its possession, use, and occupancy on the Commencement Date as set forth in subsection A above (the "Delivery Date") free and clear of all other tenants or occupants (subject to Landlord's Residual Occupancy as defined under subsection (iii) below). Tenant shall have reasonable access to the Existing Building prior to the Commencement Date to install Tenant's trade fixtures and systems, provided that Tenant shall not conduct its business therefrom; Tenant to access said space during this early access period subject to all the terms and conditions hereof (but for the obligation to pay Rent).

          (ii) Landlord shall deliver the Proposed Building to the Tenant for its possession, use, and occupancy on or before June 1, 2001 (the "Deferred Delivery Date"); provided that the permitting contemplated therefor meets the schedule prepared by Dacon Construction, which schedule is attached hereto as Exhibit E; subject to any intervening events of Force Majeure as defined in
Section 14.15 hereof or any construction delays occasioned by unknown site conditions, in which case the Deferred Delivery Date for the Proposed Building shall be extended day for day to account of each day of such delay. Commencing as of sixty (60) days prior to the expected Deferred Delivery Date, Landlord shall in good faith entertain Tenant's request for early access to the Proposed Building for the purpose of beginning preliminary work on its Tenant's Build-Out and Landlord shall use reasonable efforts to accommodate such early access for Tenant, but Landlord shall be under no obligation to grant any such access as my interfere with Landlord's construction and delivery obligations hereunder, delay the Deferred Delivery Date, or which would be unlawful or unsafe given the then state of completion of said Proposed Building.

          (iii) Notwithstanding Landlord's delivery of the Existing Building and related Property areas to Tenant on the Delivery Date, Landlord shall be entitled to continue its occupancy and use of the existing space therein which houses and is utilized for Landlord's "computer room", consisting of approximately 2,000 rentable square feet, for a period of ninety


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(90) days from the Delivery Date (the "Landlord's Residual Occupancy"). Landlord
shall use reasonable efforts to vacate said "computer room" and remove its equipment, furnishings and fixtures therefrom at the earliest feasible time but in no event later than the end of said ninety (90) day period. Landlord's activities from the Premises during the Landlord's Residual Occupancy shall not materially interfere with Tenant's business activities. Landlord acknowledges Tenant intends to commence its construction work within said ninety (90) day period and Landlord shall be responsible for the security of its equipment within the "computer room" within this timeframe. Additionally, Landlord acknowledges Tenant's right to temporarily from time to time suspend electrical service to the "computer room" during and notwithstanding Landlord's Residual Occupancy in order to accommodate Tenant's reasonable construction needs, and Tenant shall not be liable therefor provided reasonable prior notice is given to Landlord of the intended suspension.

     C. Possession: Landlord shall deliver and Tenant shall accept possession of the Existing Building and related Property areas as of the Delivery Date, in the condition provided for in Section 1.3 hereof. Landlord shall deliver and Tenant shall accept possession of the Proposed Building as of the Deferred Delivery Date in its then existing condition; provided that Landlord's construction obligations have been substantially completed pursuant to the plans and specifications agreed to in advance by Landlord and Tenant (as contemplated in Section 1.2 hereof), subject to any then remaining "punchlist" items to be completed subsequent to the Deferred Delivery Date; and further provided that any unfinished work on the Proposed Building (such as work on building systems (i.e. electrical, mechanical, plumbing, HVAC, life safety), or elevators/escalators; or work on finishes or cosmetic work), or work on the Property (such as landscaping, paving, etc.) does not materially interfere with Tenant's ability to substantially occupy and conduct its business on and from the Proposed Building. Landlord agrees to complete all such punchlist and unfinished work as soon as is reasonably practicable under the circumstances. To the extent a Certificate of Occupancy for the Proposed Building can be obtained from the Town of Billerica (given the scope of Landlord's Build-Out vis a vis Tenant's Build-Out) then Landlord shall procure the same on or before the Deferred Delivery Date. However, to the extent any element of Tenant's proposed work on Tenant's Build-Out (whether included within the plans and specifications or resulting from on-site construction conditions and/or coordination issues) precludes issuance of the Certificate of Occupancy, then Landlord shall not be required to deliver the Certificate of Occupancy on or before the Deferred Delivery Date.

     3.3 TENANT'S TERMINATION RIGHT:

     This Lease contemplates that Landlord shall make reasonable good faith efforts to procure the requisite government permits and approvals for its construction of the Proposed Building on the Property, in a timely fashion, such that Tenant can begin its occupancy of the Proposed Building on or about June 1, 2001. Preliminarily, commencing upon execution of this Lease Landlord shall pursue its engineering studies of the site to determine the feasibility of the Proposed Building, and shall provide such information to Tenant. Additionally, within sixty (60) days from the date this Agreement is executed and delivered, Landlord shall provide Tenant with a commitment letter from a federal insured bank or major insurance company as to its sound interest in financing the Proposed Building, subject to the usual and customary commercial terms and conditions. If Landlord can not obtain such a letter Landlord shall so notify Tenant and


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Tenant shall have the option to provide Landlord with options for such financing on commercially reasonable non-recourse terms; which Landlord shall entertain in good faith but which Landlord shall not be bound or required in any manner to accept. If Landlord does not deliver a third party commitment letter (or alternatively does not demonstrate an ability to fund Landlord's Build-Out with its own resources) or does not accept Tenant's financing proposals as contemplated above, then Tenant may terminate this Lease upon written notice to Landlord as contemplated below. Landlord shall file for any and all requisite permits and approvals needed for construction, use and occupancy of the Proposed Building. If despite Landlord's efforts, all requisite government permits and approvals for its construction of the Proposed Building on the Property are not procured by January 1, 2001 (and Landlord does not actually deliver the Proposed Building by June 1, 2001 if Landlord elects to proceed with and substantially complete its construction by that date if such permits and approvals have been delayed beyond January 1, 2001) then Tenant shall have the right to terminate this Lease on the following terms and conditions: (a) Tenant shall deliver a written notice to Landlord irrevocably terminating this Lease (the "Tenant's Termination Notice") at least nine (9) full months prior to the Tenant's stated date of termination, time being of the essence in the delivery of said Notice;
(b) no termination shall occur and no Tenant's Termination Notice shall be delivered until the fifth (5th) Lease Year hereunder, and no termination shall be effective until the beginning of the sixth Lease Year (i.e. the 61st month under this Lease); (c) notwithstanding Tenant's rights to terminate this Lease, Tenant shall continue to abide by all Lease terms and conditions as to the Existing Building and related Property areas, including but not limited to the payment of all Rent and other expenses due under this Lease, up to the effective date of termination; (d) Tenant shall pay Landlord for the entire unamortized portion of the Lease commission as of the termination date, prior to vacating the Premises occupied by it. Tenant hereby acknowledges that its termination rights as set forth in this Section 3.3 constitute its sole and exclusive remedy accruing on account of Landlord's inability to procure permits and approvals and to deliver the Proposed Building as contemplated above.

     3.4 OPTION TO EXTEND TERM:

     A. Two Consecutive Options: Provided that Tenant has not defaulted under this Lease, Tenant shall have the option to extend the term of this Lease for two (2) additional successive periods of five (5) years each ("Renewal Term(s)"), on the conditions contained in this Section.

     B. Manner Of Exercise: Tenant shall exercise its option hereunder, in each instance, by giving written notice of its exercise said option (the "Tenant's Notice Of Intent") as to a given Renewal Term not less than twelve (12) months prior to the end of the initial Term (or twelve (12) months prior to the expiration of the first Renewal Term, as the case may be); irrevocably exercising its option to extend for that period. Tenant must exercise its option for the first Renewal Term before exercising its option as to the second Renewal Term. Upon receipt of Tenant's Notice Of Intent, Landlord shall deliver to Tenant a notice as to Landlord's requested Fixed Rent for the Premises for the Renewal Term in question reflecting fair market rent (including any annual escalations, as usual to the market at that time) projected as of the start of the Renewal Term. If Tenant does not agree with said Fixed Rent, then the Fair Market Rent for the purpose of this Section to be used in determining Fixed Rent for the Renewal Term shall be determined by appraisal and arbitration as follows (the "Rent Appraisal Process"). If Tenant


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does not timely deliver Tenant's Notice of Intent then Tenant's rights hereunder shall lapse and the Term shall cease at the end of the initial Term or the first Renewal Term then in process, as applicable. Time is of the essence in the delivery of Tenant's Notice Of Intent.

     Within thirty (30) days after Tenant's Notice Of Intent, Landlord and Tenant shall each appoint a person to make a Fair Market Rent determination (including appropriate escalators); which person shall be an individual who is not then employed by either party and who is a qualified real estate broker or appraiser, previously or currently affiliated with a recognized real estate brokerage or appraisal firm, with sufficient experience or credentials (i.e. MAI or comparable) and knowledge of the local commercial real estate rental markets. If either party shall fail to notify the other of its selection by the expiration of said fourteen (14) day period, and such failure shall continue for two (2) days after written notice to the other, then that party shall be deemed to have waived its right to select a representative. Each party shall be responsible for the costs of its selected representative.

     The two selected representatives (or the lone selected representative in the case of failure to select) shall each prepare and simultaneously submit in writing their separate assessments of Fair Market Rent (including escalations) for the Premises projected for the Renewal Term, within fourteen (14) days. Within the next fourteen (14) days, the representatives shall meet and attempt in good faith to reconcile their positions and agree on a Fair Market Rent. If they so agree, they shall submit their recommendation to the parties in writing and that determination shall be the Fair Market Rent (including escalators) for said Renewal Term. If they do not agree, within said fourteen (14) days they shall submit the name of a mutually agreed and qualified person to serve as the arbitrator. Absent demonstrable conflict of interest with either party or its selected appraiser, bias, or prejudice, that individual shall review the two representatives' reports and make his own determination based on said reports as to Fair Market Rent (including escalators). Under no circumstances shall any Fair Market Rent determination be less than the fully escalated Fixed Rent for the last Lease Year of the initial Term as prescribed above (or in the case of the second Renewal Term, the last Lease Year of the first Renewal Term). The third arbitrator shall make a determination with fourteen (14) days of the submittal of the reports to him or her. The parties shall evenly share the reasonable costs of the third arbitrator.

     C. Additional Rent: Tenant shall also be required to pay all Additional Rent due under this Lease during the Renewal Term(s).

     D. Same Terms And Conditions Throughout: Except as modified in this Section, all terms and conditions of this Lease shall continue and shall remain in full force and effect throughout the Renewal Term(s).

                                  ARTICLE FOUR
                         FIXED RENT AND ADDITIONAL RENT

     4.1 OBLIGATION TO PAY RENT:

     A. Rent: The Rent payable under this Lease shall consist of Fixed Rent and Additional Rent.


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     B. Fixed Rent: The Tenant shall pay Fixed Rent to Landlord in the amounts specified in this Lease, in advance, on the first day of each calendar month during the Term hereof, without previous demand and without offset or deduction of any kind whatsoever. Notwithstanding the foregoing, Tenant shall pay the first month's installment of Fixed Rent upon the execution of the Lease. The Tenant shall pay Additional Rent in the manner described in Section 4.3.

     C. Late Charge: Should any payment of Rent be received later than the fifteenth day of the month for which it is due, then concurrently with such payment Tenant shall pay to Landlord as Additional Rent a late charge equal to three (3%) percent above the prime rate charged by Fleet Bank (or its successor) applied to the overdue Rent, compounded monthly from the due date.

     D. Rent Obligation: The parties intend and agree that the obligations of Tenant to pay Rent shall be separate and independent covenants and agreements and shall continue unabated throughout the Term hereof unless modified or terminated pursuant to an express provision of this Lease.

     4.2 FIXED RENT:

          4.2.1 DEFINITION OF LEASE YEAR: "Lease Year" shall mean the consecutive twelve (12) month period following the Commencement Date or, if the Commencement Date is other than the first day of a calendar month, then the first Lease Year shall be extended to include the initial incremental number of days up to the Commencement Date (for which Tenant shall pay the pro rata portion of Fixed Rent for said incremental month with its first installment of Fixed Rent).

          4.2.2 FIXED RENT FOR THE INITIAL TERM: The Fixed Rent for the each Lease Year of the initial Term of this Lease shall be as follows:

     A. Fixed Rent as to Existing Building and Related Property Areas:

1st Lease Year:    $396,150.00/annual;   $33,012.50/mo.
2nd Lease Year:    $396,150.00/annual;   $33,012.50/mo.
3rd Lease Year:    $404,700.00/annual:   $33,725.00/mo.
4th Lease Year:    $404,700.00/annual:   $33,725.00/mo.
5th Lease Year:    $413,250.00/annual:   $34,437.50/mo.
6th Lease Year:    $413,250.00/annual:   $34,437.50/mo.
7th Lease Year:    $421,800.00/annual:   $35,150.00/mo.
8th Lease Year:    $421,800:00/annual:   $35,150.00/mo.
9th Lease Year:    $421,800.00/annual:   $35,150.00/mo.
10th Lease Year:   $421,800.00/annual:   $35,150.00/mo.

     B. Fixed Rent as to Proposed Building and Related Property Areas:

          Subject to the completion and delivery of the Proposed Building as contemplated in Section 3.2 hereof, as of June 1, 2001 Tenant shall pay to Landlord Fixed Rent attributable to the Proposed Building and related Property areas as follows:


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
1st Lease Year:    $7.85 per rentable square foot
2nd Lease Year:    $7.85 per rentable square foot
3rd Lease Year:    $8.00 per rentable square foot
4th Lease Year:    $8.00 per rentable square foot
5th Lease Year:    $8.15 per rentable square foot
6th Lease Year:    $8.15 per rentable square foot
7th Lease Year:    $8.30 per rentable square foot
8th Lease Year:    $8.30 per rentable square foot
9th Lease Year:    $8.30 per rentable square foot
10th Lease Year:   $8.30 per rentable square foot

          4.2.3 FIXED RENT FOR EACH RENEWAL TERM:

          The annual Fixed Rent for each Renewal Term shall be as determined under Section 3.4B hereof.

     4.3 ADDITIONAL RENT: Landlord and Tenant agree that this Lease is a "triple net" Lease. Consequently, Tenant shall also pay as additional rent as to the entire Premises (as of the Delivery Date relative to the delivery of the Existing Building and related Property areas, and as of June 1, 2001 (or the date the Proposed Building is actually delivered to Tenant as provided in
Section 3.2(b)(ii) hereof) relative to the delivery of the Proposed Building) all other amounts, liabilities and obligations required under this Lease relating to the Premises ("Additional Rent"), including without limitation those items defined as Expenses in Article Five below, together with all interest that may accrue thereon if Tenant fails to pay such amounts when due, and all damages, costs, and expenses which Landlord may incur by reason of any default of Tenant. Items of Additional Rent which are payable to persons other than Landlord shall be paid when or before such payment becomes due, before any interest or penalty shall attach or accrue. Items of Additional Rent which are payable to Landlord shall be paid on demand. If Tenant fails to pay any of the Additional Rent, Landlord shall have all legal and equitable rights and remedies provided either in the Lease or by statute or otherwise in the case of nonpayment of the Fixed Rent.

     4.4 SECURITY DEPOSIT: Prior to Commencement Date, Tenant shall deliver to Landlord the sum of (i) Thirty Three Thousand Twelve 50/100 ($33,012.50) Dollars, i.e. one full month's Fixed Rent under Section 4.2.2 A above; plus,(ii) within ten (10) days of receiving notice that Landlord has received its building permit for the Proposed Building, Tenant shall then also deliver to Landlord that amount which is equal to one full month's Fixed Rent under Section 4.2.2 B above; (i) and (ii) above equaling one full month's Fixed Rent as to the entire Premises (herein, the "Security Deposit"), as security for full performance by Tenant of all the terms, covenants and conditions herein. Provided that Tenant has fully carried out all of the terms, covenants and conditions herein, the Security Deposit shall be returned within thirty (30) days after the end of the Lease Term unless this Lease is extended. In the event of default by Tenant under this Lease beyond any applicable notice grace and cure period, Landlord may use, apply or retain all or any part of the Security Deposit in payment of any expense incurred by Landlord in curing the default by Tenant, in payment of any rent due, to repair damages to the Premises, or to maintain the Premises in the condition required hereunder. Unless otherwise required by law, Tenant shall not be entitled to any interest on the deposit and Landlord may place the Security

Deposit with its general funds. If Landlord fails to deliver the Proposed Building as contemplated under Section 3.2C hereof, then the delivery of the additional Security Deposit payment under subsection (ii) above is deemed waived and shall be returned to Tenant.

                                  ARTICLE FIVE
                                    EXPENSES

     5.1 EXPENSES: "Expenses" are those costs which are attributable in whole or in part to the Premises, to be paid by Tenant. As used in this Lease, "Expenses" shall include:

          (a)  Taxes, as defined in Section 5.2;

          (b)  Insurance Premiums, as defined in Section 5.3;

          (c)  Operating Costs, as defined in Section 5.4:

          (d)  Utility Costs, as defined in Section 5.5.

     5.2 TAXES

          5.2.1 REQUIREMENT TO PAY TAXES: Tenant shall be responsible for and pay to the appropriate taxing authority all taxes and assessments (collectively "Taxes") applicable to the Premises. "Taxes" shall include, without limitation, all property taxes (whether real or personal), assessments (general or special), water and sewer connection or tap-in charges, supplemental property taxes, personal property taxes, privilege taxes, Tenant's gross income taxes, excise taxes, gross sales taxes, and all other governmental taxes, fees, impositions and charges of every kind and nature, which shall be or become due and payable under or by virtue of any law, statute, ordinance, regulation, or other requirement of any governmental authority, whether federal, state, county, city, municipal or otherwise, (i) which shall be levied, assessed or imposed upon Landlord or Tenant with respect to the Premises (other than Landlord's Federal or state income or transfer taxes), or (ii) which shall be levied, assessed or imposed upon the Premises or become liens upon or against the Premises or any portion thereof, or any interest of the owner of the Premises, Tenant, and sublessee or occupant of the Premises under any instrument creating a leasehold or other interest in the Premises or any portion thereof, or (iii) which shall be levied, assessed, or imposed or shall be or become liens upon any personal property used in connection with or any interest of the owner of the Premises therein arising out of or related to Tenant's use of the Premises, or (iv) which shall be levied or imposed upon or with respect to the possession, leasing, operation, management, maintenance, improvement, alteration, repair, use or occupancy of the Premises or any portion thereof by the owner of the Premises or any other person having ownership or security interest in the Premises. All betterment assessments shall be payable by Tenant when due the taxing authorities. In no event shall Tenant be responsible for sales taxes due for materials used to construct the Proposed Building. Landlord shall promptly deliver to Tenant copies of all real estate tax bills received by Landlord. To the extent any sums under this Section 5.2.1 are not paid by Tenant by that date upon which they become an enforceable municipal lien against the Premises, then Landlord may pay said amounts directly to the municipal taxing authority, whereupon Tenant shall be separately invoiced by Landlord and shall reimburse Landlord for such expenditure, together with interest and late fees in the same measure as if Fixed Rent had been overdue hereunder.

          5.2.2 RIGHT TO CONTEST TAXES: Landlord shall promptly notify Tenant of any increase in assessed value of, or increases in Taxes attributable to, the Premises, of which Landlord receives notice or otherwise becomes aware. If Taxes are not contested by Landlord, Tenant shall have the right to contest such Taxes, at Tenant's sole cost and expense, by the appropriate proceedings diligently contested in good faith. Notwithstanding such proceedings, the contested Taxes shall be promptly paid and discharged, unless such proceedings (and where necessary the posting of an appropriate bond or other security) shall operate to prevent or stay the collection of the Taxes and secure any accruing penalties or interest, and also to cure Landlord's default in the payment of Taxes required under any mortgage upon the Premises. Landlord shall join Tenant in such proceedings, if necessary, provided that Tenant pays all costs and expenses incurred by Landlord including without limitation attorneys fees.

     5.3 INSURANCE PREMIUMS: "Insurance Premiums" shall mean the premiums necessary to obtain and maintain the policies described in Article Seven below, which shall at Landlord's election either be payable to the Landlord (to the extent it is paying said premiums directly), or alternatively the companies providing such insurance.

     5.4 OPERATING COSTS: "Operating Costs" shall mean the actual expenses incurred for the operation and maintenance of the Premises, in accordance with accepted principles of sound management and accounting practices, including but not limited to expenses incurred in satisfaction of Tenant's obligations under this Lease to keep and maintain the Premises in good condition and repair. Tenant shall make its own direct arrangements with service providers for all Operating Costs, unless otherwise and separately agreed to in writing by Landlord and Tenant. Upon reasonable request, Tenant shall inform Landlord as to the identity of all such providers, the nature of the services and the status of all such payments and accounts. Operating Costs shall include a management fee payable directly to Landlord equal to eighteen cents ($ 0.18) per rentable square feet of the Existing Building and Proposed Building under this Lease annually upon invoice. Operating Costs shall be payable by Tenant directly to the third parties which are arranged for by Tenant to provide the respective services. The following items are excluded from the definition of "Operating Costs": (a) expenses for repairs or other work occasioned by fire, windstorm or other insurable casualty (said expenses to be borne as set forth in Articles Seven and Eight hereof); and (b) interest or amortization payments of any mortgage placed on the Premises by the Landlord. To the extent Tenant fails to provide or pay for necessary services to the Property, or the level or quality of such services are deficient such that the Property or any portion thereof is jeopardized, or materially impaired, or falls below the physical standard and appearance of the Property as of the respective delivery dates to Tenant, or is in violation of any applicable building, sanitary, or environmental laws, codes, regulations or orders, then Landlord, upon reasonable prior notice to Tenant, may contract with third party providers of Landlord's own selection and Tenant shall be obligated to reimburse Landlord upon receipt of its invoice for any and all such costs incurred for such services.

     5.5 UTILITY COSTS: "Utility Costs" shall include all charges made during the term of this Lease for water, sewer service, gas, electricity, trash removal, and other utilities and services supplied to the Premises, together with any taxes thereon. Tenant shall make its own direct arrangements with service providers for all Utility Costs, unless otherwise and separately agreed to in writing by Landlord and Tenant. Upon reasonable request, Tenant shall inform Landlord as to the identity of all such providers, the nature of the utilities and related services, and the status of all such payments and accounts. Utility costs (to the extent not included in Operating Costs under Section 5.4 above) shall be payable by Tenant directly to the provider of such services in a coordinated fashion with any Landlord payments under Operating Costs under Section 5.4 above. To the extent Tenant fails to provide or pay for utilities to the Premises, or the level or quality of such utilities are deficient such that the Premises or any portion thereof is jeopardized, or materially impaired, or falls below the physical standard and appearance of the Premises as of the respective delivery dates to Tenant, or is in violation of any applicable building, sanitary, or environmental laws, codes, regulations or orders, then Landlord, upon reasonable prior notice to Tenant, may contract with third party providers of Landlord's own selection and Tenant shall be obligated to reimburse Landlord upon receipt of its invoice for any and all such costs incurred for such utilities.

                                   ARTICLE SIX
                       MAINTENANCE, REPAIR AND ALTERATIONS

     6.1 TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS: Tenant shall, at all times during the Term and at its sole expense, maintain, repair, and replace the Premises, including, without limitation, the roof and interior and exterior walls of the building; all plumbing, water and sewer, heating, ventilation, air conditioning and electrical facilities and equipment; all improvements, alterations, and additions, structural members, foundations, partitions, ceilings, skylights, showcases, windows, doors, storage tanks, glass and plate glass, parking areas, paving, sidewalks, landscaping, drainage, and lighting facilities; and all fixtures, equipment and facilities appurtenant to any of the foregoing, and shall maintain the foregoing in good condition and repair. Such maintenance and repair obligation shall run to all portions of the Premises, expressly including the Parking areas and the Property, and shall include items deemed to be capital improvements for tax purposes. Tenant shall be responsible for its own cleaning of the Premises (interior and exterior). Tenant shall keep the whole of the Premises in a safe, clean, sanitary, orderly and attractive condition. Tenant shall paint as reasonably needed, the interior and exterior surface of exterior walls. Tenant shall store all trash and garbage in adequate containers located on the Premises. Tenant, at its sole expense, shall arrange for the regular removal of its trash and garbage from the Premises.

     Notwithstanding the foregoing Tenant obligations, Landlord's sole responsibility for maintenance, repairs, and replacements (for which Landlord shall pay) shall be: (i) repairs due to defective workmanship or materials to shell and core and base systems, structure and roof installed by Landlord in the Proposed Building as delivered to Tenant, excluding any work on or attributable to Tenant's Improvements, and (ii) any reasonable and necessary repairs and replacements to the Existing Building (and its Parking area), or the site, which are occasioned solely by Landlord's construction of the Proposed Building up to its delivery to Tenant; and (iii) replacement of the roofs of the Existing Building and Proposed Building and their exteriors (exclusive of glass in the windows and doors and framing thereto which shall be Tenant's responsibility) during the first ten (10) Lease Years hereunder (Tenant to be responsible for such replacements during any Renewal Term(s); and (iv) replacement of the septic system servicing the Existing Building, Proposed Building and related Property areas during the first ten (10) Lease Years hereunder (Tenant to be responsible for such replacements during any Renewal Term(s). If the Tenant exercises its option to extend the Lease as provided hereunder, then Landlord shall also be responsible (and shall pay for) repairs to the floors slabs and structural elements which may be reasonably necessary during the extended portion of the Term. Landlord shall not be responsible for any such repairs or replacements to the extent caused by the negligence of willful misconduct of the Tenant, its employees or independent contractors or deliverymen. Specifically, Landlord shall not be responsible for any damage or wear caused to the septic system by any materials deposited by Tenant beyond normal wear and tear; it being Tenant's sole responsibility to ensure that all materials and waste products are properly disposed of and that there are: no oils, fuels, chemical cleaning agents or other caustic, biological, or hazardous materials disposed of in any manner which causes harm to the septic system. Payments for which Landlord is responsible under this paragraph shall not be included as Operating Costs under
Section 5.4 hereof.

     Tenant shall, at its sole expenses and without limitation, promptly make all additions to or alterations or repairs or replacements in and about the Premises which may be required by federal, state and local statutes, be required by federal, state and local statutes, ordinances, regulations, orders, and directives, which may hereafter apply in any manner whatsoever to the Premises, but only after written approval of Landlord and in accordance with the provisions of this Article.

     6.2 REFUSAL TO MAINTAIN OR REPAIR: If Tenant refuses or neglects to make any alterations, additions or repairs, or to do any maintenance required hereunder in a manner reasonably satisfactory to Landlord, Landlord shall have the right, but not the obligation, after ten (10) days notice to Tenant, to make such alterations, replacements, additions, or repairs, or perform such maintenance on behalf of, and for the account of, Tenant. All costs incurred by Landlord for such work, together with interest thereon at the maximum rate then allowed under Massachusetts law, from the date of payment thereof by Landlord, shall be deemed Additional Rent hereunder and shall be payable by Tenant to Landlord.

     6.3 ALTERATIONS AND ADDITIONS:

          6.3.1 LANDLORD'S CONSENT REQUIRED: Tenant shall not make any alterations, improvements, additions, or utility installations (collectively "Alterations") in, on or about the Premises without Landlord's prior written consent, which shall not be unreasonably withheld so long as Tenant is not in default hereunder beyond any applicable notice grace and cure period hereunder. Notwithstanding the foregoing, Tenant may during each Lease Year make non-structural alterations which in the aggregate do not exceed $ 100,000., without Landlord's prior consent. As used in this Article, the term "utility installation" includes, but is not limited to, carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air condition, plumbing, and fencing. Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alterations, to insure Landlord against any liability for mechanic's and materialman's liens and to insure completion of the work. If requested by Tenant, Landlord may choose to accept a cash bond or letter of credit in an amount equal to one and one-half times the estimated cost of such Alterations in lieu of the lien and completion bond. Should Tenant make any Alterations without the prior approval of Landlord, Landlord may require that Tenant remove any or all of the same.

          6.3.2 OWNERSHIP OF ALTERATIONS: All fixtures and all carpeting and other floor, wall and ceiling coverings, and all lighting fixtures installed on the Premises by Tenant shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the termination of the Lease, provided however:

               (a) Nothing in this Section shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures and/or moveable office furniture and equipment;

               (b) Landlord may require Tenant to remove any or all of any Alterations at the expiration of the Term of this Lease, so long as Landlord has at the time of approval of such Alteration advised Tenant that such removal will be required;

               (c) Upon removal of any equipment, fixtures, and/or Alteration which Tenant is required or permitted to remove under this Lease, Tenant shall immediately and at its own expense repair and restore the Premises to the condition existing prior to installation (subject to ordinary wear and tear) and repair any damage to the Premises due to such removal.

     All property that was permitted to be removed by Tenant at the end of the Term but which remains in the Premises for sixty (60) days after Tenant vacates the Premises shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord.

          6.3.4 SUBMISSION OF PLANS: Any Alterations in or about the Premises that Tenant shall desire to make and which require the consent of the Landlord shall be presented to Landlord, in written form, with proposed detailed plans. Landlord shall respond to Tenant within five (5) business days of its receipt of said plans. Landlord's consent, if any, shall be deemed conditioned upon Tenant's acquiring all permits, licenses, and other authorization to do so from appropriate governmental agencies at Tenant's cost, the furnishing of a copy thereof to Landlord prior to the commencement of work, and the compliance by Tenant with all conditions of said authorization in a prompt and expeditious manner.

     All Alterations shall be performed in a first-class, workmanlike, manner and in accordance with any plans and specifications therefor approved by Landlord, which approval shall not be unreasonably withheld. All Alterations shall be commenced and completed promptly.

     Landlord may condition its approval in this Article upon maintenance by Tenant, at its cost, of appropriate insurance coverage.

          6.3.5 LANDLORD INSPECTION: Any Alteration shall be subject to inspection at any time by Landlord and its architect, or their duly authorized representatives, and if Landlord's architect upon such inspection shall be of the opinion that the Alteration is not being performed in accordance with the provisions of this Article or the plans and specifications, or that any of the materials or workmanship are not first-class or are unsound or improper, Tenant shall correct any such failure and shall replace any unsound or improper materials or workmanship.

               Upon completion of any Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any appropriate authority and shall furnish Landlord with copies thereof, together with "as-built" plans and specifications for such Alteration.

     6.4 PAYMENT OF CLAIMS/MECHANICS LIENS: Tenant shall (a) pay when due and before delinquency all costs and expenses of work done or caused to be done by Tenant in the Premises; (b) keep the title to the Premises and every part thereof free and clear of any lien or encumbrance in respect of such work; and
(c) indemnify and hold harmless Landlord against any claim, loss, cost and/or demand (including legal fees), whether in respect of liens or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall give Landlord not less than ten (10) days notice prior to the commencement of any Alteration on the Premises, and Landlord shall have the right to post notices of non-responsibility on the Premises.

     Tenant shall immediately notify Landlord of any lien, claim of lien or other action of which Tenant has or reasonably should have knowledge and which affects the title to the Premises or any part thereof ("Lien"); and Tenant shall cause such Lien to be removed within thirty (30) days of the date of its attachment (or such additional time as Landlord may consent to in writing), either by paying and discharging such Lien or by posting a bond or such other security as may be reasonably satisfactory to Landlord.

     If Tenant shall fail to remove any such Lien within the required time period, Landlord may take such action as Landlord deems necessary to remove same. Any and all costs incurred by Landlord in taking such action, including, without limitation, reasonable attorney fees, shall be repaid by Tenant to Landlord on demand, with interest thereon at the rate of ten percent (10) per annum from the date of payment; if unpaid, such amounts may be treated as Additional Rent.

     6.5 LANDLORD NOT LIABLE FOR TENANT'S WORK: Landlord shall not under any circumstances be liable to pay for any work, labor or services rendered or materials furnished to Tenant in connection with the Premises, and no mechanic's or other lien for such Work, labor or services, or materials furnished shall under any circumstances attach to or affect the reversionary interest of Landlord in the Premises or in any alterations, repairs or improvements to be made thereon.

     Nothing contained in the Lease shall be deemed or construed in any way as constituting the request or consent of Landlord, either express or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration, or repair to the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials on behalf of Landlord that would give rise to the filing of any lien against the Premises.

                                  ARTICLE SEVEN
                                    INSURANCE

     7.1 LIABILITY INSURANCE: Throughout the Term of this Lease, Tenant shall at its own expense provide and keep in force for the benefit of Landlord and
Tenant:

               (a) Property insurance covering the Premises for its full replacement (100%) cost, with deductibles reasonably acceptable to Landlord (as to which deductibles, Tenant shall be responsible for payment in the event of any casualty or loss);

               (b) Commercial (Broad Form Comprehensive) general liability, including products, completed operations, and contractual liability coverage in limits of not less than $5,000,000.00 per occurrence combined single limit for personal injury and property damage, and naming Landlord as an additional insured:

               (c) Workers compensation insurance covering all persons employed at the Premises to the extent required by the laws of Massachusetts;

               (d) Employers liability coverage at limits not less than $250,000/250,000/250,000;

               (e) Comprehensive automobile liability covering all owned, hired and non-owned vehicles in limits of not less than $5,000,000.00 per occurrence combined single limit for personal injury and property damage including all statutory coverages for all states of operation, and naming Landlord as an additional insured;

               (f) Builder's risk insurance covering the construction of Tenant's Build-Out;

               (g) Such other insurance, in such coverages and amounts and in such form, as is customarily obtained by owners of properties similarly constructed, operated, and maintained and reasonably acceptable to Landlord.

     7.2 CASUALTY INSURANCE: Throughout the Term of this Lease, Landlord shall have the option as to the insurance required of Tenant in Section 7.1 (a) to obtain itself and keep in effect insurance for fire and special extended coverages (of such kind, in such amounts, and with such companies as Landlord may in its reasonable discretion determine) for the Premises. In the event that Landlord elects to obtain insurance policies for such coverages, Tenant shall upon demand reimburse Landlord for the premiums required to obtain and maintain such policies. Such premiums shall be deemed "Additional Rent" under Section 4.3.

     7.3 REQUIREMENTS FOR ALL INSURANCE POLICIES: Notwithstanding anything contained herein to the contrary, Tenant shall be obligated to provide insurance for any of Tenant's property, including without limitation Tenant's furniture, fixtures, equipment, goods, inventory, and/or trade fixtures. All insurance required under this Section shall be primary and noncontributing and shall be written with companies reasonably acceptable to Landlord and its lenders. Tenant shall deliver to Landlord certificates evidencing the existence and amount of such insurance. No such policy shall be cancelable or subject to reduction of coverage or other modification except after twenty (20) days written notice to Landlord and its lenders and Landlord and its lenders shall be listed as "additional named insureds" under all policies relating to the Premises. Tenant shall not do nor permit to be done anything which would or shall invalidate the insurance policies referred to in this Article.

     7.4 TENANT'S FAILURE TO PROVIDE INSURANCE: If Tenant fails to obtain or to keep in effect any of the insurance required under this Article, Landlord may, but shall have no obligation to, procure such insurance at its option; any amounts advanced therefor shall be paid by Tenant as Additional Rent in accordance with Article IV.

                                  ARTICLE EIGHT
                              DAMAGE OR DESTRUCTION

     8.1 REPAIRS TO PREMISES: In the event the Premises are damaged or destroyed in whole or in part by fire or other casualty during the term of this Lease, and provided Landlord's lenders agree to the release of the insurance proceeds toward this end (which they may do in their sole discretion) then Landlord shall, after the adjustment of the insurance loss, immediately commence and diligently pursue the restoration of the Premises to good and tenantable condition. Landlord shall restore the Premises to substantially the same condition as before the occurrence of such casualty, and Landlord may elect to raze the damaged or destroyed improvement(s) and to use the insurance proceeds to replace the improvement(s) so razed. The completed work of repair, restoration or replacement shall be at least equal in value, quality and use to the condition of the Premises before such destruction.

     8.2 APPLICATION OF INSURANCE PROCEEDS: The release of insurance proceeds shall at all times be subject to the approval and direction of Landlord's lender(s) as contemplated under Section 8.1 hereof. Tenant and Landlord shall cooperate fully, at Tenant's sole expense, to obtain the largest possible insurance recovery. If the insurance proceeds available for rebuilding are insufficient to cover the cost of repairs and restoration of the Premises as required hereunder, then Landlord may determine if the Premises shall be rebuilt. If the available insurance proceeds exceed the cost of such repairs and restoration, the excess shall be the property of the party obtaining and paying the premiums for such insurance, and the other party shall have no right or interest therein.

     8.3 REDUCTION OF RENT/TERMINATION: In the event the Premises are damaged or destroyed in whole or in part by fire or other casualty during the Term of this Lease, (a) there shall be no abatement of reduction in Rent due under this Lease unless the restoration can not be completed within 180 days; and (b) neither party shall have the right to terminate this Lease on account of such damage or destruction without the consent of the other party unless the restoration can not be completed within 180 days.

                                  ARTICLE NINE
                                  CONDEMNATION

     9.1 TOTAL TAKING: If the whole of the Premises or a substantial portion thereof such that Tenant can not continue any of its business operations, or if a material portion of the parking area portion of the Premises is taken by any public authority under the power of eminent domain, then this Lease shall terminate on the date possession of the Premises is delivered to such public authority. Fixed Rent and Additional Rent shall be paid to that date and prorated accordingly.

     9.2 PARTIAL TAKING.

          9.2.1 ADJUSTMENT TO RENT: If part (but less than a substantial portion of the Premises as contemplated in Section 9.1) of the Premises is taken by any public authority under the power of eminent domain, then, on the date possession is required by such public authority, this Lease shall terminate as to the portion taken, and the Fixed Rent due hereunder shall be adjusted as follows:

               (a) If part of either the Existing Building or Proposed Building which is included in the Premises is taken, then Fixed Rent shall be reduced on a square foot basis in proportion to the amount taken of such building which is taken.

               (b) If no part of the Existing Building or Proposed Building is taken, but part of the land which is included in the Premises is taken, then Fixed Rent shall not be reduced or adjusted, unless said taking materially affects the tenant's use of the premises, in which case the fixed rent shall be reduced on a square foot basis in proportion to the amount of land taken.

          9.2.2 RESPONSIBILITY TO REPAIR: Except, as otherwise provided in this Section, Landlord shall immediately commence and diligently pursue the restoration of the remaining Premises to the extent necessary to permit the continued use of the Premises, and shall use Landlord's Condemnation Award (as described below) therefor. Landlord shall restore the Premises to substantially the same condition as before the taking. In no event shall Landlord be required to repair or replace (a) Tenant's personal property (such as wall coverings, carpeting and window treatments); (b) Tenant's furnishings, operating equipment, trade fixtures, or merchandise; or (c) Tenant's Alterations; except to the extent that Landlord's Condemnation Award contains an amount allocated for reimbursement of any of the foregoing.

          9.2.3 COST OF REPAIRS: If Landlord's Condemnation Award is insufficient to cover the cost of restoration required hereunder, Landlord may (but shall not be required to) complete such restoration and shall pay any and all amounts by which the cost to complete such work exceeds the Award.

     9.3 LANDLORD'S OPTION TO TERMINATE: Notwithstanding anything to the contrary contained in this Lease, if part of the Premises is taken by any public authority under the power of eminent domain, Landlord shall have the right to terminate this Lease upon the occurrence of any of the following and upon written notice given to Tenant not later than ninety (90) days after commencement of condemnation proceedings against the Premises (or, if such proceedings are not commenced, not later than fourteen (14) days before Landlord delivers possession of the part so taken by such public authority):

               (a) If the taking of part of the Premises significantly and adversely affects Tenant's use of the Premises; or

               (b) If restoration of the remainder of the Premises cannot in Landlord's opinion be completed within 180 days after the date possession is required by the public authority; or

               (c) If Landlord's Condemnation Award is insufficient to the necessary restoration; or

               (d) If the taking (i.e., the date possession is required by the public authority) occurs within the last 180 days of the then current Term of the Lease, provided however that the Lease may not be terminated under this Subsection if Tenant's option, if any, to further extend the term of this Lease is exercised after fifteen (15) days after Tenant receives from Landlord the termination notice described above.

Termination of the Lease pursuant to this Section shall be effective as of the later of the date possession is required by the public authority or sixty (60) days after Tenant receives the termination notice described above.

     9.4 LANDLORD'S CONDEMNATION AWARD: All damages awarded for such taking shall belong to and be the property of the Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises and/or for any improvements to the Premises whether made by Landlord or Tenant. The amount received by Landlord which is allocable to the Premises shall be "Landlord's Condemnation Award." However, Tenant shall be entitled to any award for removal and relocation expenses, Tenant's loss of business, and fixtures paid for by Tenant. Landlord and Tenant shall each seek their own award and pay their own expenses in connection therewith.

                                   ARTICLE TEN
                      ASSIGNMENT SUBLETTING AND INSOLVENCY

     10.1 ASSIGNMENT/CHANGE IN TENANT OWNERSHIP: Neither the Lease, nor any interest of Tenant in the Lease, shall be sold, assigned, or otherwise transferred, directly or indirectly, whether by operation of law or otherwise, and there shall be so subletting of the Premises or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Should any such an assignment or transfer be permitted hereunder, Landlord may at its option (i) elect to enter into a new lease with the assignee pursuant to the assignment or (ii) require payment to Landlord of fifty (50%) percent of any and all amounts (after deduction of reasonable brokers and attorneys fees in connection with the transaction, as well as reasonable accommodations for tenant improvements and/or "free rent" periods, but only to the extent they are usual and customary in the office market at that time) collected by Tenant from the assignee pursuant to the assignment which are in excess of the Fixed and Additional Rent established by this Lease. No permitted assignment or other transfer as set forth above shall relieve Tenant of its direct and primary liability under this Lease.

     The foregoing shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of the Tenant at the highest point within the two years preceding such proposed transfer; (ii) proof satisfactory to Landlord of such net worth is delivered to Landlord at least thirty (30) days prior to the effective date of any such transaction; (iii) the assignee agrees to be directly bound to Landlord and executes such documentation as may be reasonably requested by Landlord toward this end and (iv) the proposed assignee or subtenant or transferee makes substantially similar products to those made by Tenant from the Premises. Notwithstanding the foregoing, no permitted assignment shall relieve the Tenant from its direct and primary liability under this Lease.

     10.2 SUBLETTING: Tenant shall not sublet the Premises, or any part thereof, at any time during the Term hereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld. No permitted sublet shall relieve Tenant of its direct and primary liability under this Lease.

     10.3 MORTGAGE OR PLEDGE: In no event shall Tenant mortgage, encumber, pledge, grant a security interest in, collaterally assign, or conditionally transfer as collateral, the Lease, any equipment or fixtures of Landlord incorporated in or used in connection with the Premises, provided however that this Section 10.3 shall not preclude assignment permitted pursuant to Section
10.1 hereof.

     10.4 INSOLVENCY PROVISIONS

          10.4.1 LANDLORD'S OPTION TO TERMINATE: If the estate of Tenant created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under state law, or if Tenant shall cease doing business as a going concern or generally not pay its debts as they become due, or if a receiver or trustee of the property of Tenant shall be appointed under state law by reason of Tenant's insolvency or inability to pay its debts as they become due or otherwise, or if any assignment shall be made of Tenant's property for the benefit of creditors under state law, then and in such event, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder declaring an Event of Default under Article Twelve.

          10.4.2 TRANSFER OF TENANT'S INTEREST: Neither Tenant's interest in the Lease, nor any lesser interest of Tenant therein, nor any estate of Tenant hereby created shall pass to any trustee, receiver, assignee for the benefit of creditors or other person or entity or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of Rent or any other payment from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive, the requirement of Landlord's consent or the right of Landlord to terminate this Lease in the absence of such consent to any transfer of Tenant's interest in this lease.

          10.4.3 TIME FOR ASSUMPTION OR REJECTION OF LEASE IN TENANT'S
BANKRUPTCY: In the event that either a voluntary petition or involuntary petition for reorganization or liquidation or adjustment of debts is filed by or against Tenant under Chapter 7, 11 or 13 of the Bankruptcy Code, the Tenant or the bankruptcy trustee or the Tenant as debtor in possession must elect to assume or reject this Lease within 60 days after the date of filing of the petition. If the Tenant, trustee or debtor in possession shall elect to assume this Lease, whether for the purpose of assignment or otherwise, such election and assignment may only be made if all of the terms and conditions of Section
10.4.4 hereof are satisfied. If the Tenant, trustee or debtor in possession shall fail to elect or assume this Lease within 60 days after the date of filing the bankruptcy petition, this Lease shall be deemed to have been rejected. In the event of such rejection, Landlord shall thereupon be immediately entitled to possession of the Premises without further obligation to the Tenant, trustee or debtor in possession and this Lease shall be cancelled, but Landlord's right to be compensated for damages in such proceeding shall survive.

          10.4.4 CONDITIONS TO THE ASSUMPTION OF LEASE IN BANKRUPTCY
PROCEEDINGS: In the event that a voluntary or involuntary bankruptcy petition is filed by or against Tenant, and Tenant, trustee or debtor in possession elects to assume the Lease in accordance with the provisions of Section 10.4.3 above, such assumption shall only be effective if each of the following conditions, which Landlord and Tenant hereby acknowledge to be commercially reasonable in the context of a bankruptcy proceeding of Tenant, have been satisfied:

               (a) The Tenant, trustee or the debtor in possession has cured or has provided Landlord adequate assurance that the Tenant, trustee or debtor in possession will cure all monetary defaults under the Lease within 10 days from the date of assumption of the Lease.

               (b) The Tenant, trustee or the debtor in possession has cured or has provided Landlord adequate assurance that the Tenant, trustee or debtor in possession will cure all non-monetary defaults under the Lease within 30 days from the date of assumption of the Lease.

               (c) The Tenant, trustee or the debtor in possession has compensated or has provided to Landlord adequate assurance that Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of the Tenant, trustee or debtor in possession within 10 days from the date of assumption of the Lease.

               (d) The Tenant, trustee or debtor in possession has provided Landlord with adequate assurance of the future performance of each of the Tenants, trustees or debtor in possessions obligations under this Lease; provided, however, that the Tenant, trustee or debtor in possession shall also deposit with the Landlord as security for the timely payment of rent an amount equal to two (2) months rent accruing under this Lease.

               (e) The assumption of the Lease will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the premises.

          10.4.5 ASSIGNMENT OF LEASE BY TENANT: Notwithstanding any provisions of this Article to the contrary, if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code:

               (a) Any and all monies or other considerations, payable or otherwise, to be delivered in connection with such assignment, shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord; and

               (b) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

          10.4.5 MEASURE OF DAMAGES: Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this lease, whether or not expressly denominated as rent, shall constitute rent for the purpose of Section 502(b)(6) of the Bankruptcy Code.

     10.5 SURVIVE LEASE: The provisions of Article 10 hereof shall survive the expiration or earlier termination of the Lease.

                                 ARTICLE ELEVEN
                              OBLIGATION OF LESSEE

     11.1 COMPLIANCE WITH LAWS, ETC.: Tenant shall comply with all statutes, ordinances, rules and regulations, of all Federal, state, municipal, or other governmental or quasi-governmental authorities having jurisdiction over the Premises or any part thereof and the use and occupation thereof by Tenant, and tenant shall so comply, whether or not such statutes, ordinances, rules and regulations, shall hereafter be enacted, and whether or not the same may be said to be within the present contemplation of the parties hereto. Landlord represents that the Premises (i.e. Existing Building and related Property areas) are presently in compliance with all such statutes, ordinances, rules and regulations.

     In the event compliance requires Alterations to the Premises, Landlord shall, at Tenant's request, contest or seek relief, but nothing herein shall relieve Tenant of the obligation, at Tenant's expense, to comply whenever Landlord shall so direct.

     Notwithstanding anything herein to the contrary, Tenant shall not be required to make structural changes or changes to building systems unless required of Tenant's own particular use, in which case any and all such changes shall be at Tenant's sole cost and expense.

     11.2 PERMANENT SIGNAGE: Tenant shall install corporate identity signs in accordance with the terms of the Zoning Board of Appeals of Billerica, only after obtaining any and all requisite permits and approvals therefor. Tenant agrees that it shall not erect nor cause to be erected any permanent signs, notices, or advertisements upon the Premises or affix such thereto without the prior written consent of Landlord, which shall not be unreasonably withheld, and unless such signs, notices or advertisements shall be erected and affixed according to all laws, local regulations and ordinances, and shall advertise only a business or use of the Premises specifically authorized by this lease. Tenant shall not erect any sign that by reason of its weight or size might damage the Premises, nor shall Tenant paint any signs, notices, or advertising on the exterior walls of the building or buildings without Landlord's prior written consent. Signs placed on the Premises by Tenant shall be removed by it not later than the end of the Term of this Lease as it may be extended hereunder, or any sooner termination thereof, unless Landlord and Tenant agree otherwise, and upon removal of any such signs, Tenant shall repair any damage to the Premises caused thereby.

     11.3 SECURITY: Tenant shall be solely responsible for security of the Premises, and shall use such means and methods of assuring security for the premises as are reasonably acceptable to the Landlord and appropriate for its business; and Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, losses, liabilities and damages arising from any breaches, lapses, or failure to provide adequate security for the persons and property on the Premises (including damage to the Premises itself).

     11.4 INDEMNIFICATION: Tenant shall defend, indemnify and save harmless, Landlord and its officers, stockholders, directors, employees, or agents of Landlord (collectively "Indemnified Parties"), from (a) all liabilities, claims, causes of action, suits, damages, and expenses (collectively "Claims") arising from (i) any work or thing whatsoever done for or by Tenant, or any condition created in or about the Premises during the Term by Tenant; (ii) any use, nonuse, possession, occupation, alteration, repair, condition, operation, management, or maintenance of the Premises or any part thereof, or of any street, alley, sidewalk, curb, vault, passageway, common area or space, comprising a part thereof or adjacent thereto by Tenant; (iii) any negligent or otherwise wrongful act or omission of Tenant or its employees, agents, or contractors; (iv) any accident, injury (including death) or damage to any person or property occurring in, on or about the Premises, or any part thereof or in, on or about any street, alley, sidewalk, curb, vault, passageway, common area or space comprising a part thereof or adjacent thereto, not attributable to acts or omissions to act by Landlord; (v) any contest of matters permitted by the Lease; and (vi) any breach, violation, or nonperformance of any covenant, condition or agreement in the Lease to be observed or performed by Tenant; and (b) all costs, expenses, and liabilities incurred, including reasonable attorney fees and disbursements through and including appellate proceedings, in or in connection with any of such Claims. If any action or proceeding shall be brought against any of the Indemnified Parties by reason of any such Claims, Tenant, upon notice from any of the Indemnified Parties, shall resist and defend such action, at its sole cost and expense by counsel chosen by Tenant who shall be reasonably satisfactory to such Indemnified Party. Tenant or its counsel shall keep each Indemnified Party fully apprised at all time of the status of such defense. The provisions of this Section 11.4 shall survive the expiration or earlier termination of the Lease.

     11.5 LANDLORD NOT LIABLE FOR LOSS OF TENANT'S PROPERTY: Neither Landlord nor its agents shall be liable for any loss of or damage to the property of Tenant or others by reason of casualty, theft, or otherwise, or for any injury or damage to any persons or property resulting from any cause unless due to the gross negligence or willful misconduct or Landlord, its agents, servants or employees acting with the scope of their employment.

                                 ARTICLE TWELVE
                                DEFAULT BY TENANT

     12.1 EVENTS OF DEFAULT: Each of the following shall be deemed an event of default ("Event of Default") and a breach of the Lease by Tenant.

               (a) If the Fixed Rent shall not be paid when due and payable, provided that said default is not cured within ten (10) days after written notice (provided however, Landlord shall not be required to give written notice more than one time any any twelve month period).

               (b) If Tenant shall fail to pay any Additional Rent required hereunder when due and payable, provided that said default is not cured within ten (10) days after written notice (provided however, Landlord shall not be required to give written notice more than one time any any twelve month period).

               (c) If Tenant shall default in the performance or observance of any of the other terms of the Lease, and such default shall continue for thirty (30) days after written notice by Landlord to Tenant, or (if default is such a nature that it cannot be completely remedied within said thirty
     (30) day period) Tenant shall not commence within said thirty (30) day period to remedy such default and thereafter diligently prosecute the same to completion.

               (d) If Tenant vacates or abandons the Premises, except pursuant to an assignment or sublease permitted by the terms of this Lease.

               (e) If Landlord declares an Event of Default as permitted in Article Ten in the event of Tenant's Bankruptcy or insolvency.

               (f) If Tenant shall cease to exist as a corporation in good standing in the state of its incorporation.

               (g) If Tenant uses the Premises for any purpose other than the permitted use under this Lease. 12.2 REMEDIES:

          12.2.1 RE-ENTRY AND POSSESSION: Upon the occurrence of an Event of Default, Landlord, without further notice to Tenant, may declare this Lease and/or Tenant's right of possession at an end and may re-enter the Premises by process of law, in which event Landlord shall have the right to recover from Tenant the following:

               (a) The worth at the time of award of the unpaid Rent which has been earned at the time of termination;

               (b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination of this Lease until the time the award exceeds the amount of such rental loss the Tenant proves could have been reasonably avoided;

               (c) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, including, but not limited to, the reasonable cost of recovering possession of the Premises, expenses of reletting including necessary renovations and alterations, reasonably attorney fees and real estate brokerage commissions. The "worth at the time of the award," as used in (a) and (b) of this Article 12.2.1, is to be computed by allowing interest at the rate of twelve (12%) percent per annum. Notwithstanding the foregoing, in no event shall Landlord be entitled to consequential damages.

               No receipt of monies by Landlord from Tenant after termination of the Lease, or after the giving of any notice of the termination of the Lease, shall reinstate, continue or extend the Initial Term, or affect any prior notice given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent payable by Tenant, or operate as a waiver of the right of Landlord to recover possession of the Premises, except herein provided. Except as provided herein or as prohibited by law, Tenant waives any right of redemption provided by any law now in force or hereafter enacted, or re-entry or repossession.

          12.2.2 CONTINUATION OF LEASE: Upon the occurrence of an Event of Default Landlord may, at its option, continue this Lease in full force and effect without termination Tenant's right of possession, and collect Rent, Additional Rent, and other monetary charges when due. Landlord shall have the right to take the following action which shall not constitute a termination of Tenant's right of possession: (1) acts necessary to maintain, repair and preserve the Premises; (2) efforts to relet the Premises, or any part thereof, to third parties for Tenant's account; and (3) the appointment of a receiver to protect Landlord's interest in this Lease.

          12.2.3 REMEDIES CUMULATIVE: These remedies of Landlord are cumulative and in addition to and not exclusive of any other remedy of Landlord herein given or which maybe permitted by law. These remedies may be exercised jointly or severally without constituting an election of remedies.

     12.3 WAIVER: No failure by Landlord to require strict performance of any covenant or term of the Lease, or to exercise any right or remedy upon a breach, and no acceptance of full or partial Rent during any such breach, shall constitute a waiver of any such breach. No term of the Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived or modified except in writing by Landlord. No waiver of any breach shall affect the Lease.

     12.4 RIGHT TO CURE TENANT'S DEFAULT: If any Event of Default occurs, or if Tenant shall fail to comply with the Lease, Landlord shall have the right but not the obligation (a) to perform for Tenant if the same arises out of any obligation owed by Tenant to a third-party or (b) to make any expenditure or incur any obligation for the payment of money for any obligation owed to Landlord, including, but not limited to, reasonable attorney fees and disbursements in instituting, prosecuting or defend in any action, with interest thereon at eighteen percent (18) per annum or the maximum rate permitted by law ("Applicable Rate"). Such amounts shall be Additional Rent and shall be paid by Tenant to Landlord immediately.

                                ARTICLE THIRTEEN
                                 QUIET ENJOYMENT

     Upon payment of Rents and performance of all terms of the Lease, Tenant may, during the Term or any Renewal Term, peaceably and quietly have, hold and enjoy the Premises without any manner of suit, trouble or hindrance from any person claiming through Landlord subject to the terms of the Lease.

                                ARTICLE FOURTEEN
                            MISCELLANEOUS PROVISIONS

     14.1 NOTICE: All notices required or permitted hereunder shall be in writing and shall be given either by personal delivery, or by first class, certified mail, or by reliable overnight delivery service which provides receipts evidencing sending and delivery. If such notice is served personally, the notice shall be deemed made at the time of delivery, but only if a receipt evidencing delivery of the notice is obtained. If notice is by mail, the notice shall be deemed given five (5) days after the date when deposited in the United States mail, certified, return receipt requested, and postage prepaid. If notice is by overnight delivery service, the notice shall be deemed given one business day following the date such notice is deposited with the delivery service, all fees prepaid.

     Any such notice shall be addressed to the parties as follows:

               Landlord:       Progress Road LLC
                               10 Waltham Street
                               Wilmington, Mass. 01887
                               Attn: Michael Vetrano, CFO

               with a copy to: Paul A. Hedstrom, Esquire
                               Hinckley, Allen & Snyder
                               One Financial Center, Suite 4600
                               Boston, MA 02111-2625

               Tenant:         Terry Massood
                               PRI Automation
                               17 Progress Road
                               Billerica, Mass. 01821

               with a copy to: Attorney Jacob Politan
                               Foley Hoag & Eliot
                               One Post Office Square
                               Boston, Massachusetts 02109

Any party may change its address, or change or designate additional persons to receive such notices, by written notice as provided herein.

     14.2 HOLDING OVER: Tenant acknowledges that possession of the Premises must be surrendered to Landlord at the expiration or sooner termination of the Term of the Lease, whichever is later. The parties agree that the damage to Landlord to timely surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the Fixed Rent and Additional Rent payable, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord as required, then Tenant shall pay Landlord as liquidated damages for each month and each portion of any month during which Tenant holds over in the Premises in addition to any sums payable pursuant to the foregoing indemnity, a sum equal to two (2) times the aggregate of the Fixed Rent and Additional Rent which was payable for the last month of the Term. Nothing herein shall permit Tenant to retain possession of the Premises after the expiration or sooner termination of the Term of the Lease. If Tenant holds over in possession after the expiration or sooner termination of the Term of the Lease, whichever is later, this shall not extend the term or renew the Lease, but the tenancy shall continue as a tenancy from month-to-month upon the terms and conditions of the Lease at the Fixed Rent and Additional Rent as herein increased. This provision shall survive the expiration or earlier termination of the Lease.

     14.3 LANDLORD'S ACCESS TO PREMISES: In addition to the right of inspection described in Article Six, Landlord shall at all times during the Term have the right to enter the Premises at reasonable times and upon reasonable notice under the circumstances to inspect or to show to prospective purchasers. Landlord shall also have the right during the Term to display the customary "For Sale" sign on the Premises, provided that Landlord indicates that Tenant's business is not for sale. During the last nine (9) months of the Term, Landlord shall have the right to enter the Premises at reasonable times and upon reasonable notice to show to prospective new tenants and to display the customary "For Rent" signs on the Premises.

     Further, Landlord shall at all times during the Term have the right to enter the Premises at reasonable times and upon reasonable prior notice to Tenant under the circumstances to make such repairs or alterations as Landlord deems necessary or advisable, but such right shall not be construed as obligating Landlord to make any repairs or inspections of the Premises. Landlord agrees to use reasonable efforts not to materially interfere with Tenant under the foregoing circumstances.

     14.4 PROVISIONS RELATING TO LANDLORD

     A. DEFINITION OF "LANDLORD": As used in this Lease, the term "Landlord" shall mean the owner or a mortgagee in possession, as the case may be. Nothing herein shall permit Tenant to retain possession of the Premises after the expiration or sooner termination of the Term of the Lease.

     B. SUBORDINATION: On Landlord's demand, Tenant agrees to subordinate its rights hereunder to the lien of any mortgage or any other method of financing or refinancing, now or hereafter placed against all or any portion of the Premises and/or any improvements now or hereafter built by Landlord on the Premises, and to any and all advances made or to, be made thereunder, and to the interest thereon, and to all renewals, replacements, consolidations and extensions thereof by Landlord. Within ten (10) days after such demand, Tenant shall execute, acknowledge and deliver all instruments necessary or proper to effect such subordination; provided, however, that notwithstanding any such subordination, Tenant's rights under this Lease shall remain in full force and effect so long as Tenant is not in default beyond any applicable notice, grace and cure periods, but if proceedings are brought for foreclosure or to exercise a power of sale or the like, Tenant shall attorn to the purchaser. If Tenant shall fail, neglect or refuse to execute and deliver any such document within ten (10) days after receipt of written notice to so do and the receipt by Lessee of the document to be executed by it, Tenant hereby appoints Landlord, its successors and assigns, the attorney-in-fact of Tenant, irrevocably to execute and deliver any and all such documents for and on behalf of Tenant. Notwithstanding anything to the contrary herein, Landlord shall execute and deliver to Tenant no later than the Commencement Date, a Subordination Non-Disturbance and Attornment Agreement, executed by Landlord's lender on its standard form, for Tenant's execution and return to Landlord for recording.

     C. COLLECTION OF JUDGMENTS: Tenant shall look first to Landlord's interest in the Premises for the collection of any judgment requiring the payment of money by Landlord because of any default by Landlord under the Lease. In no case shall Tenant seek collection against the assets of Landlord greater in the aggregate than the fair market value of the Premises without deduction for any liens, mortgages, or encumbrances thereon. Neither Landlord's affiliates nor the officers, directors, stockholders, or employees of Landlord or its affiliates, shall be subject to levy execution or other procedure for the satisfaction of Tenant's remedies under the Lease. However, nothing contained herein shall be construed to permit Tenant to offset, and Tenant agrees that it shall not offset against the rents due a successor Landlord, for any judgment requiring the payment of money by reason of any default of a prior Landlord.

     14.5 WAIVE JURY: INTENTIONALLY DELETED

     14.6 NO BROKERS: Landlord agrees to pay a brokerage fee to the Stubblebine Company as broker in this transaction, pursuant to a separate written agreement between them. The parties acknowledge this is the only brokerage fee due from Landlord arising from this Lease. Tenant agrees to indemnify and save Landlord harmless from all claims from brokerage commission by any person or entity claiming to have brought about this Lease transaction, other than the Stubblebine Company. This Article shall survive the expiration or earlier termination to the Lease.

     14.7 RECORDING: This Lease shall not be recorded, but the parties agree to execute and deliver for recording a Memorandum of Lease incorporating the basic terms and conditions hereof, but deleting any mention of the rental payments.

     14.8 ATTORNEY FEES: Should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of an alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party such amount as the court may adjudge to be reasonable attorney fees for the services rendered the prevailing party in such action or proceeding.

     14.9 ENFORCEABILITY: If any provision of the Lease shall be invalid or unenforceable, the remainder of the Lease shall not be affected and every provision of the Lease shall be enforceable to the fullest extent.

     14.10 SUCCESSORS AND ASSIGNS: This Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and, except as is otherwise provided herein, their assigns.

     14.11 GOVERNING LAW: The Lease shall be governed by and construed in accordance with laws of the Commonwealth of Massachusetts.

     14.12 ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties and may not be extended, terminated or modified except in writing executed by the parties hereto. All prior understandings and agreements between the parties and all working drafts are


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

merged in the Lease. The parties agree that no inferences shall be drawn from changes from any working drafts of the Lease.

     14.13 HEADINGS: The headings are only for convenience and in no way define, limit or describe the scope nor in any way affect the Lease.

     14.14 LANDLORD'S RULES AND REGULATIONS: Landlord shall be entitled to promulgate, and Tenant shall abide by all reasonable rules and regulations governing the Premises and access thereto, (particularly during the period of Landlord's Build-Out of the Proposed Building) provided Tenant's rights under this Lease or its use of the Premises are not materially impaired thereby.

     14.15 FORCE MAJEURE: In any case where either party is required to do any act other than the payment of money, delays caused by or resulting from acts of god; war; civil commotion; fire; flood or other casualty; labor difficulties; shortages of labor, materials or equipment; unusual or onerous government regulations; unusually severe weather or other causes of a like catastrophic nature and beyond such party's reasonable control ("Force Majeure"), shall not be counted in determining the time during which such act shall be completed and such time shall be deemed to be extended by the period of such delay.

                                 ARTICLE FIFTEEN
                          TENANT'S RIGHT OF FIRST OFFER

     Landlord hereby grants to Tenant the following "right of first offer" to acquire fee ownership of the Premises provided: (i) that Tenant has not been in material default under this Lease beyond any applicable notice grace and cure periods and (ii) that this Lease is in existence and in full force and effect. Prior to the execution of any final binding agreement for the sale of the Premises, Landlord shall first offer the Premises to the Tenant, in writing, stating Landlord's offering price, term and conditions; whereupon Tenant shall have a period of ten (10) business days to enter into a binding final agreement with Landlord to acquire the Premises on the price, terms and conditions set forth in Landlord's written notice. If Tenant fails to execute such binding final agreement, then the rights under this Section shall lapse and be deemed null and void; Landlord shall not be required to re-offer the Premises to Tenant (unless Landlord accepts an offer within the next six (6) months at a price which is more than ten (10%) percent less than that which was rejected by Tenant); and Landlord may convey the Premises to any party, at any time, on price, terms and conditions acceptable to Landlord.

     IN WITNESS WHEREOF, the parties have executed this Lease under seal the day first written above.

WITNESS:                                PROGRESS ROAD LLC
                                        (Landlord)


/s/ [ILLEGIBLE]                         By /s/ [ILLEGIBLE]
-------------------------------------      -------------------------------------


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

WITNESS:                                PRI AUTOMATION
                                        (TENANT)


/s/ [ILLEGIBLE]                         By /s/ Cosmo S. Trapani
-------------------------------------      -------------------------------------
Attach Corporate Resolution/Evidence
of Authority


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